UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2007

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.  Other Events.

On May 22, 2007, Dr. Peter J. Wise, a member of the Board of Directors of POZEN Inc. (“POZEN”), entered into an amendment (the “Amendment”) to his existing stock trading plan implemented pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The purpose of the Amendment is to add an aggregate of sixty thousand (60,000) shares to Dr. Wise’s existing plan, entered into on March 15, 2006. The term of the existing plan was also extended from December 31, 2007 to December 31, 2008. The Amendment does not alter the sale terms of the shares covered by Dr. Wise’s existing plan, which were described in Item 8.01 of POZEN’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2006.

Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell specified number of shares of company stock over a pre-determined period of time. Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L Hodges
Name: William L. Hodges
Title: Chief Financial Officer

Date: May 23, 2007